Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-10 of Lithium Americas Corp. of our report dated March 28, 2017, relating to the consolidated financial statements for the fifteen month period ended December 31, 2016 and the year ended September 30, 2015 of Lithium Americas Corp., which was filed as exhibit 4.2 to the Registration Statement on Form F-10, dated January 18, 2018.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, BC

February 7, 2018